EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Universal Health Realty Income Trust (the “Trust”) on Form 10-Q for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan B. Miller, President and Chief Executive Officer of the Trust, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge that:

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Alan B. Miller
President and Chief Executive Officer
May 10, 2005

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.